UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2018

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) On October 11, 2018, CBS Corporation (the “Company” or “CBS”) entered into a separation agreement (the “Separation Agreement”) with Anthony G. Ambrosio, the Company’s Senior Executive Vice President, Chief Administrative Officer and Chief Human Resources Officer. The Separation Agreement provides for Mr. Ambrosio’s resignation from the Company, effective November 1, 2018 (the “Separation Date”), which shall be deemed to be pursuant to paragraph 7(c)(i) of Mr. Ambrosio’s employment agreement with the Company dated as of September 29, 2016, as amended (the “Employment Agreement”).

The Separation Agreement provides for substantially the same severance payments and benefits as the Employment Agreement, except that Mr. Ambrosio will receive: (i) a bonus for 2018 equal to his target bonus for fiscal 2018, prorated through November 1, 2018; (ii) eligibility for additional bonus compensation for fiscal 2018 in an amount to be determined by the Company’s Chief Executive Officer, in his sole discretion, payable in 2019 at the same time bonuses are paid to the Company’s senior executives; (iii) a severance bonus of $2,970,000; and (iv) continued vesting of all outstanding stock option and restricted share unit awards that have not vested as of the Separation Date, but which would otherwise have vested during the period beginning immediately following the 18th month anniversary of the Separation Date and ending on the 40th month anniversary of the Separation Date.

In addition, the Separation Agreement provides that during the period from November 2, 2018 through December 31, 2019 (the “Consulting Period”), Mr. Ambrosio will provide non-employee consulting services to the Company, on a non-exclusive basis, and will receive consulting fees of $100,000 per month. For the portion of the Consulting Period through June 30, 2019, the consulting services may be terminated by Mr. Ambrosio for any reason and may be terminated by CBS if the Company’s Chief Executive Officer reasonably determines, in good faith, that Mr. Ambrosio is no longer able to provide the consulting services. After June 30, 2019, either party may terminate the consulting services upon 30 days’ prior written notice. In addition to the monthly consulting fee, Mr. Ambrosio will be eligible to receive a bonus for 2019 based upon the Chief Executive Officer’s assessment of his performance during the Consulting Period, which bonus shall not exceed $1,200,000 and shall be subject to proration if the Consulting Period is terminated early for any reason.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.    The following Exhibits are filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10	Separation Agreement dated October 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION (Registrant)

By:	/s/ Lawrence P. Tu
Name: Lawrence P. Tu
Title: Senior Executive Vice President and Chief Legal Officer

Date: October 12, 2018

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